                                                       Registration Nos. 2-83538
                                                                        811-3728

                                 EXHIBIT 9(F)

                        POWERS OF ATTORNEY OF TRUSTEES

                            NEW ENGLAND ZENITH FUND

                               POWER OF ATTORNEY
                               -----------------


     We, the undersigned members of the Board of Trustees of New England Zenith Fund, hereby severally constitute and appoint Anne M. Goggin, Frederick K. Zimmermann, Frank Nesvet, Beverly J. DeWitt and John F. Guthrie, Jr. and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign, for us, and in our names and in the capacities indicated below, any and all registration statements and any and all amendments thereto to be filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933 and/or the Investment Company Act of 1940, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all such registration statements and amendments thereto.

     Witness our hands on the date set forth below.

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

      Signature                  Title                           Date
      ---------                  -----                           ----

 /s/ JOHN J. ARENA            Member of the                 January 22, 1997
---------------------       Board of Trustees
     John J. Arena


                                                            January 22, 1997
 /s/ JOHN W. FLYNN            Member of the
---------------------       Board of Trustees
     John W. Flynn



 /s/ JOHN T. LUDES            Member of the                 January 22, 1997
---------------------       Board of Trustees
     John T. Ludes
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